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                                                                    Exhibit 23.7


Consent Statement

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1998, with respect to the financial statements of Electronic Systems of Richmond, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.

                                        /s/ Edmondson, LedBetter & Ballard, LLP.


Norfolk, Virginia

March 16, 1998